Exhibit 99.1

PARAMOUNT GOLD NEVADA STRENGTHENS EXECUTIVE LEADERSHIP TEAM; APPOINTS RACHEL GOLDMAN AS CEO

Winnemucca, Nevada – February 10, 2020 – Paramount Gold Nevada Corp. (NYSE American: PZG) (“Paramount”) (the “Company”) announced today that Rachel Goldman, CDI.D, has joined the Company as Chief Executive Officer and a director. Paramount’s Chairman of the Board, Rudi Fronk, said, “The appointment of Ms. Goldman completes the formation of an Executive Leadership Team with the combined skills the Company needs to play a larger role in the US gold mining industry.” Mr. Fronk is also Chairman and Chief Executive Officer of Seabridge Gold Inc., one of Paramount’s largest shareholders.

Paramount has assembled a large base of US gold resources and successfully advanced the highly prospective Grassy Mountain (“Grassy”) gold project in eastern Oregon through Pre-Feasibility and permitting. In mid-2019, the Company received its Conditional Use Permit from Malheur County to operate the underground mine and more recently the Water Appropriation Permit for the mine and processing facility from the Oregon Water Resource Department. “Our next step is to get bigger. We see the potential to grow resources and reserves at our current projects, and when opportunities present themselves, to selectively consolidate and manage smaller gold projects in the US that do not have our established technical, financial expertise and access to capital. Ms. Goldman’s wealth of experience in capital markets and the resource industry rounds out the team,” noted Fronk.

“In effect, we have created a three-person Executive Leadership Team with the ability to build or acquire a larger presence in our industry. The team includes our President and Chief Operating Officer, Glen Van Treek who leads technical services and is responsible for our permitting, exploration and development programs, and our Chief Financial Officer, Carlo Buffone, who is responsible for finance and compliance,” said Fronk. “This team has the capacity to evaluate, finance and execute projects at a time when gold is moving back into a more central role as a protector of private wealth,” added Fronk.

Commenting on her appointment, Ms. Goldman stated: “I am thrilled to be joining the team at Paramount which has done an exceptional job of managing the permitting process for Oregon’s first modern gold mine. I look forward to helping the company get the recognition it deserves for what has been accomplished to date, as well as for the tremendous resource potential we have in Nevada, the world’s best mining jurisdiction.”

Ms. Goldman brings 20 years of experience in institutional sales, most recently as Managing Director of Institutional Equity Sales for a major Canadian brokerage firm. In this role, she has raised hundreds of millions of dollars primarily for small-cap and natural resource issuers. She has developed close working relationships with more than 100 institutional investors, assisting portfolio managers and analysts to invest in resource equities. “We think Rachel’s understanding of how markets analyze and value resource equities will make an important contribution to forming and executing our corporate strategy,” said Fronk.

Current Update

Since acquiring Grassy in 2016, Paramount has focused a majority of its resources and efforts on advancing the project, a wholly-owned world class gold deposit in Malheur County in eastern Oregon towards production. The Company has officially submitted its Consolidated Permit Application (“Application”) to the Oregon Department of Geology and Mineral Industries (“DOGAMI”) to enable the Company to build and operate its proposed, high grade underground gold mine. The Application is now being reviewed by the DOGAMI and cooperating agencies for completeness. Under Oregon law, the State has 90 days for the completeness review of the Application. When the Application is deemed complete, the State will issue a notice to proceed with the evaluation stage of the process. The State then has 225 days to review the Application, complete environmental and socio-economic assessments, and issue draft permits. Following issuance of draft permits, the DOGAMI has a maximum of 140 days to complete the public process and issue the final permits.

Paramount has received final approval from Malheur County for all the required county permits including the key Conditional Use Permit. At the State level, Paramount has already received the Water Appropriation Permit and acceptance for 19 of the 23 critical baseline data reports, which were included in the Application. “We are very confident that our application reflects a proposed mining operation that is environmentally responsible while offering the rural community of Malheur County substantial socio-economic benefits and much needed economic diversification. To date our mine proposal has received very broad public support within the local community,” said Glen Van Treek, Paramount’s President.

As reported in June, Paramount has initiated a NI 43-101 Feasibility Study (“Feasibility Study”) for the Grassy Mountain Project. The Feasibility Study is well underway and being led by Ausenco Engineering Canada Inc. with expected completion in mid-2020. The permits and the Feasibility Study will provide the basis for Paramount to secure project financing for mine construction and operation.

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About Paramount Gold Nevada Corp.

Paramount Gold Nevada Corp. is a U.S. based precious metals exploration and development company. Paramount’s strategy is to create shareholder value through exploring and developing its mineral properties and to realize this value for its shareholders in three ways: by selling its assets to established producers; entering into joint ventures with producers for construction and operation; or constructing and operating mines for its own account.

Paramount owns 100% of the Grassy Mountain Gold Project which consists of approximately 11,000 acres located on private and BLM land in Malheur County, Oregon. The Grassy Mountain Gold Project contains a gold-silver deposit (100% located on private land) for which results of a positive Pre-Feasibility Study have been released and key permitting milestones accomplished.

Paramount owns a 100% interest in the Sleeper Gold Project located in Northern Nevada, the world’s premier mining jurisdiction. The Sleeper Gold Project, which includes the former producing Sleeper mine, totals 2,322 unpatented mining claims (approximately 60 square miles or 15,500 hectares). The Sleeper gold project is host to a large gold deposit (over 4 million ounces of mineralized material) and the Company has completed and released a positive Preliminary Economic Assessment.

Safe Harbor for Forward-Looking Statements

This release and related documents may include "forward-looking statements" and “forward-looking information” (collectively, “forward-looking statements”) pursuant to applicable United States and Canadian securities laws. Paramount’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and other applicable securities laws.  Words such as "believes," "plans," "anticipates," "expects," "estimates" and similar expressions are intended to identify forward-looking statements, although these words may not be present in all forward-looking statements.  Forward-looking statements included in this news release include, without limitation, statements with respect to: statements with respect to future events or future performance; anticipated exploration, development, permitting and other activities on the Grassy Mountain project; the economics of the Grassy Mountain project, including the potential for improving project economics and finding more ore to extend mine life; and mineral reserve and mineral resource estimates. Forward-looking statements are based on the reasonable assumptions, estimates, analyses and opinions of management made in light of its experience and its perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. Management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable. Assumptions have been made regarding, among other things: the conclusions made in the PFS; the quantity and grade of resources included in resource estimates; the accuracy and achievability of projections included in the PFS; Paramount’s ability to carry on exploration and development activities, including construction; the timely receipt of required approvals and permits; the price of silver, gold and other metals; prices for key mining supplies, including labor costs and consumables, remaining consistent with current expectations; work meeting expectations and being consistent with estimates and plant, equipment and processes operating as anticipated. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: uncertainties involving interpretation of drilling results; environmental matters; the ability to obtain required permitting; equipment breakdown or disruptions; additional financing requirements; the completion of a definitive feasibility study for the Grassy Mountain project; discrepancies between actual and estimated mineral reserves and mineral resources, between actual and estimated development and operating costs and between estimated and actual production; and the other factors described in Paramount’s disclosures as filed with the SEC and the Ontario, British Columbia and Alberta Securities Commissions.

Except as required by applicable law, Paramount disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Paramount Gold Nevada Corp.
Rudi Fronk, Chairman of the Board

Christos Theodossiou, Director of Corporate Communications
866-481-2233

Twitter: @ParamountNV